NAME OF REGISTRANT:
Franklin Strategic Series
File No. 811-06243

EXHIBIT ITEM No. 77D: Policies with respect to security investments

194 P-1



               SUPPLEMENT DATED SEPTEMBER 1, 2006
          TO THE PROSPECTUS DATED SEPTEMBER 1, 2006 OF
                 FRANKLIN STRATEGIC INCOME FUND

The prospectus is amended as follows:

The "Diversification" section under the Main Risks discussion on page 11 is deleted. The Fund is classified as a diversified fund under the Investment Company Act of 1940.


        Please keep this supplement for future reference.